UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2007

QUOVADX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29273	85-0373486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 E. Orchard Road, Suite 300S Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 488-2019

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On July 11, 2007, Quovadx, Inc. (the “Company”) and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.), as rights agent (“Rights Agent”), executed Amendment No. 1 (“Amendment No. 1”) to the Preferred Stock Rights Agreement (the “Rights Agreement”), dated as of July 24, 2000, between the Company and the Rights Agent. The Company and the Rights Agent entered into Amendment No. 1 in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated April 1, 2007, as amended on April 2, 2007 and amended and restated on May 4, 2007, by and among the Company, Quartzite Holdings, Inc. (“Quartzite Holdings”), a wholly-owned subsidiary of Battery Ventures, and Quartzite Acquisition Corp. (“Merger Subsidiary”), a wholly owned subsidiary of Quartzite Holdings, pursuant to which Merger Subsidiary will be merged with and into the Company on terms and subject to the conditions in the Merger Agreement (the “Merger”).

Amendment No. 1 provides that (i) none of Quartzite Holdings, Merger Subsidiary or any of their Affiliates or Associates is an Acquiring Person, and no Shares Acquisition Date, Distribution Date (as such terms are defined in the Rights Agreement) or event to which Section 11(a)(ii) or Section 13 of the Rights Agreement would otherwise be applicable will occur as a result of the execution or delivery of the Merger Agreement, the Voting Agreement, dated as of April 1, 2007, by and among Quartzite Holdings and certain stockholders of the Company (the “Voting Agreement”) or the consummation of the Merger and the other transactions contemplated by the Merger Agreement and the Voting Agreement and (ii) the Rights Agreement will terminate and the Rights (as defined in the Rights Agreement) will expire immediately prior to the effective time of the Merger.

The Rights Agreement is filed as Exhibit 1 to the Company’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on July 28, 2000 and is incorporated herein by reference. Amendment No. 1 is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing description of the Rights Agreement and Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Amendment No. 1, dated as of July 11, 2007, to the Preferred Stock Rights Agreement, dated as of July 24, 2000, between Quovadx, Inc. (as successor-in-interest to XCare.net, Inc. and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quovadx, Inc.

By:	/s/ Linda K. Wackwitz
Name:	Linda K. Wackwitz
Title:	Executive Vice President, Chief Legal Officer and Secretary

Dated: July 12, 2007

Exhibit Index

Exhibit No.
4.1	Amendment No. 1, dated as of July 11, 2007, to the Preferred Stock Rights Agreement, dated as of July 24, 2000, between Quovadx, Inc. (as successor-in-interest to XCare.net, Inc. and Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services, L.L.C.)